Exhibit 99.1

NEWS RELEASE

inTEST Continues Executing on Five-Point Strategy to Expand Geographically - Establishes Southeast Asia Center of Excellence in Malaysia

MT. LAUREL, NJ, December 6, 2023 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), announced today it is establishing a new Center of Excellence in Penang, Malaysia that will co-locate sales, engineering, service and manufacturing for all three of its business divisions.

Nick Grant, President and CEO, commented, “A key element of our 5-Point Strategy for growth is geographic expansion. The new regional Center of Excellence, where we are co-locating our businesses, is the first of its kind for inTEST and will bring our high-quality, innovative, customer-focused solutions closer to our customers in Asia while providing a cost-effective location to drive further growth in the region. We are most successful at winning new customers through hands-on demonstration of our products and showcasing our engineering capabilities. By being closer to our prospective customers in Southeast Asia, we can provide easy access to and demonstrations of our market-driven engineered, high-quality solutions that solve their critical challenges with product development, production or quality control processes. It’s no surprise we chose the second most urbanized state in Malaysia, Penang, which is also the home to fast growing technology markets including medical devices and semiconductors, as the location of our facility. We believe that having this facility in the region will allow us to better serve existing customers and add new customers to drive continued growth, while offering a low-cost alternative for sourcing and operations. We will co-locate the few staff members that we have already located in the region and begin hiring to build out our capabilities.”

The 25,000 square foot facility will support applications engineering, product development and localized manufacturing for nearly all inTEST brands, including Acculogic, Ambrell, EMS Products, inTEST Thermal Solutions (ITS), and Videology. It will serve as the main location in the region for customer product demonstrations, customer service and applications training. Currently, Asia–Pacific represents approximately 35% of revenue for the Company primarily from customers based in the U.S.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

inTEST Continues Executing on Five-Point Strategy to Expand Geographically - Establishes Southeast Asis Center of Excellence in Malaysia

December 6, 2023

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “continue,” “believe,” “could,” “expects,” “will,” “plan,” “potential,” “anticipates,” “targets,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, achieve high single-digit growth in 2023, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2022.  Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made.  The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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